UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2009

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)
On April 15, 2009, Key Technology, Inc. (the “Company”) accepted the resignation of Craig T. J. Miller, Senior Vice President and General Manager of SYMETIX® Business Unit.  Mr. Miller’s resignation will become effective on April 17, 2009.  Mr. Miller has entered into a one-year consulting agreement with the Company under which he will receive an amount equal to one year’s base salary as compensation and Company-paid  COBRA coverage for a period of six months.  In addition, in recognition of his service to the Company, the Board of Directors of the Company has permitted the restrictions on 592 shares of unvested service-based restricted stock previously awarded under the Company’s 2003 Restated Employees’ Stock Incentive Plan to lapse upon resignation.

The full text of the press release disclosing the resignation of Mr. Miller is attached hereto as Exhibit 99.1

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	10.1	Consulting Agreement between the Company and Mr. Craig T. J. Miller, dated April 15, 2009

	99.1	Press release of Key Technology, Inc. dated April 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ John J. Ehren
John J. Ehren
Senior Vice President and Chief Financial Officer

Dated:  April 16, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement between the Company and Mr. Craig T. J. Miller, dated April 15, 2009

99.1	Press release of Key Technology, Inc., dated April 16, 2009